UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Last Event Report): October 30, 2006

ELANDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 Cordova Road

Suite 312

Fort Lauderdale, FL 33316

(Address of principal executive offices) (Zip Code)

(954) 728-9090

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 30, 2006, Sydney D. Camper III sent to the Board of Directors of Elandia, Inc. (the “Company”) both:

•	a letter of resignation dated October 30, 2006; and

•	an e-mail to the Board of Directors dated October 30, 2006.

Both of these documents are filed as exhibits hereto.

Under a voting agreement dated December 8, 2005, among Stanford International Bank Ltd. (“Stanford”) and Kelton Investments Ltd. (“Kelton”), Stanford had designated Mr. Camper as its nominee to the Board of Directors of the Company. The voting agreement provides that Kelton is obligated to vote with Stanford for the election of Mr. Camper, or such other person as may be appointed at the sole discretion of Stanford as a director of the Company.

A senior representative of Stanford recently met with Mr. Camper and advised him of Stanford’s desire to change its designee. The representative of Stanford requested that Mr. Camper resign as a director so that Stanford could designate a replacement. Notwithstanding the efforts made by the representative of Stanford to convey to Mr. Camper Stanford’s desire to change its designee, Mr. Camper refused at those meetings to tender his resignation.

On October 24, 2006, David L. Levine, serving as the Chairman of the Company, met with Mr. Camper and stated that Mr. Levine had been advised by representatives of Stanford that, if Mr. Camper chose not to resign, Stanford and another stockholder (other than Kelton) with sufficient voting power to cause the result, would vote their shares of stock in favor of Mr. Camper’s removal and elect a replacement. In light of Stanford’s determination to carry out this procedure, Mr. Levine advised Mr. Camper that tendering his resignation would avoid the expense to the Company associated with stockholders of the Company taking an action by written consent, including the preparation, filing and mailing of an Information Statement. Mr. Camper agreed to resign on November 8, 2006 and requested that the Company provide him with a simple form of resignation.

Following their meeting, Mr. Camper met with Harry G. Hobbs, the President and Chief Executive Officer of the Company, to discuss entering into a consulting arrangement with the Company following his resignation. Mr. Hobbs informed Mr. Camper he would not engage in such negotiations while Mr. Camper was a director of the Company.

Subsequently, Mr. Camper requested that the letter of resignation be updated to provide that his resignation be dated a more current date. The letter that is attached as Exhibit 17.1 was provided to Mr. Camper in furtherance of that request.

On October 30, 2006, Mr. Camper signed and transmitted to the Company the previously prepared letter of resignation. However, on the same day, Mr. Camper also sent electronically the e-mail attached as Exhibit 17.2 to the members of the Board of Directors to elaborate on his reluctance to resign, as well as his unhappiness at being requested to do so.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

17.1	Letter of Resignation of Sydney D. Camper III, dated October 30, 2006.

17.2	E-mail from Sydney D. Camper III to the Board of Directors, dated October 30, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA, INC.

November 3, 2006	By:	/s/ Harley L. Rollins
Harley L. Rollins
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

17.1	Letter of Resignation of Sydney D. Camper III, dated October 30, 2006.

17.2	E-mail from Sydney D. Camper III to the Board of Directors, dated October 30, 2006